      As filed with the Securities and Exchange Commission on June 12, 2000

                                                 REGISTRATION STATEMENT NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                FAIRMARKET, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                        04-3351937
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                             500 UNICORN PARK DRIVE
                                WOBURN, MA 01801
                                 (781) 376-5600


    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                      2000 STOCK OPTION AND INCENTIVE PLAN

                            (Full Title of the Plan)

                         -------------------------------

                                SCOTT T. RANDALL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                FAIRMARKET, INC.
                             500 UNICORN PARK DRIVE
                                WOBURN, MA 01801

       (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 With a copy to:

                              DAVID F. DIETZ, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE



====================================================================================================================================
                                                             PROPOSED MAXIMUM            PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE         AMOUNT TO BE             OFFERING PRICE PER          AGGREGATE OFFERING            AMOUNT OF
        REGISTERED                REGISTERED (1)                  SHARE                       PRICE                REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
2000 STOCK OPTION AND
INCENTIVE PLAN                       10,500 shares               $8.75
                                     55,500 shares               $8.1875
Common Stock, $.001               2,054,000 shares               $7.51565(2)             $15,983,426.35               $4,219.62
par value
------------------------------------------------------------------------------------------------------------------------------------


(1) Plus such additional number of shares as may be required pursuant to the plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.


(2) This estimate is made solely for the purposes of determining the registration fee and is based upon the average of the high and low price of the Common Stock on June 7, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in the requirements of Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        FairMarket, Inc. (the "Company") hereby incorporates by reference into this Registration Statement (a) the Company's prospectus filed pursuant to Rule 424(b) under the Securities Act on March 13, 2000, (b) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A, dated February 9, 2000, as filed with the Securities and Exchange Commission on February 10, 2000, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended and (c) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Company since March 13, 2000.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including the prospectus filed pursuant to Rule 424(b), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In accordance with Section 145 of the Delaware General Corporate Law,
Article VII of the Company's amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, the Company's amended and restated certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        For information regarding provisions under which a director or officer of the Company may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to
Article IX of the Company's Bylaws, which provides in general that the Company shall indemnify its officers, directors, employees and agents to the fullest extent authorized by law.

        The Company has directors' and officers' liability insurance covering certain liabilities incurred by the officers and directors of the Company in connection with the performance of their duties.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8.        EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

         3.1      Amended and Restated Certificate of Incorporation of the
                  Company*

         3.4      Bylaws of the Company*

         5.1      Opinion of Goodwin, Procter & Hoar LLP

        23.1      Consent of PricewaterhouseCoopers LLP

        23.2      Consent of Goodwin, Procter & Hoar LLP (contained in Exhibit
                  5.1)

        24.1      Powers of attorney (see signature page)

--------------

         * Incorporated by reference to the relevant exhibit to the FairMarket, Inc. Registration Statement on Form S-1 (SEC File No. 333-92677), as amended, as filed with the Securities and Exchange Commission.

ITEM 9.               UNDERTAKINGS

         (a)          The undersigned Company hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Company pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on June 9, 2000.

                                            FAIRMARKET, INC.


                                            By:  /s/ Scott T. Randall
                                                 -----------------------
                                                 Scott T. Randall
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott
T. Randall and John Belchers, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

            SIGNATURE                                      TITLE                                     DATE


/s/ Scott T. Randall                        Chief Executive Officer,                              June 9, 2000
-----------------------------               President and Director (Principal
SCOTT T. RANDALL                            Executive Officer)


/s/ John Belchers                           Chief Financial Officer                               June 9, 2000
------------------------------              (Principal Financial and Accounting Officer)
JOHN BELCHERS

/s/ Jeffrey Drazan                          Director                                              June 9, 2000
-----------------------------
JEFFREY DRAZAN

/s/ Nanda Krish                             Director                                              June 9, 2000
-----------------------------
NANDA KRISH

/s/ Richard Pallan                          Director                                              June 9, 2000
------------------------------
RICHARD PALLAN

                                  EXHIBIT INDEX


      EXHIBIT
      NUMBER                  DESCRIPTION

        3.1 Amended and Restated Certificate of Incorporation of the Company*

        3.4                Bylaws of the Company*

        5.1                Opinion of Goodwin, Procter & Hoar LLP

       23.1                Consent of PricewaterhouseCoopers LLP

       23.2                Consent of Goodwin, Procter & Hoar LLP (contained in
                           Exhibit 5.1)

       24.1                Powers of attorney (see signature page)

------------
* Incorporated by reference to the relevant exhibit to the FairMarket, Inc. Registration Statement on Form S-1 (SEC File No. 333-92677), as amended, as filed with the Securities and Exchange Commission.